SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 25 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-11
                                     Issuer

                                  ------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 25, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $4,753,721.

         o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

         o This supplement also modifies the "Method of Distribution" section on page S-72 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-43 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated March 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                               Percentage of the Prepayment Assumption
                              ------------------------------------------
     Class                    0%      100%      300%      400%      500%
     -----                    --      ----      ----      ----      ----

     Class PO...........     0.8%     1.5%      2.9%      3.7%      4.4%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
 YORK
101 Barclay Street, 8 West                       Distribution Date:     5/27/03
New York, NY 10286
Officer:        Courtney Bartholomew            212 815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2003-11


                                           Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------
                                                Certificate                                     Pass
                              Class                Rate                 Beginning              Through         Principal
 Class         Cusip       Description             Type                  Balance               Rate (%)       Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1         12669D4C9        Senior            Var-30/360            30,226,104.48            1.870000          95,044.55
  A2         12669D4D7       Strip IO           Var-30/360            30,226,104.48            6.130000                  -
  A3         12669D4E5        Senior            Fix-30/360            14,950,265.88            4.000000          57,719.36
  A4         12669D4F2        Senior            Fix-30/360            48,338,047.55            4.000000         227,414.29
  A5         12669D4G0        Senior            Fix-30/360            10,566,000.00            4.000000                  -
  A6         12669D4H8        Senior            Fix-30/360            16,824,000.00            5.000000                  -
  A7         12669D4J4        Senior            Fix-30/360             1,019,000.00            5.750000                  -
  A8         12669D4K1        Senior            Fix-30/360            13,162,565.71            5.750000          28,757.45
  A9         12669D4L9        Senior            Fix-30/360            25,060,685.22            5.750000         218,839.51
  A10        12669D4M7        Senior            Fix-30/360             9,514,372.29            5.750000                  -
  A11        12669D4N5        Senior            Fix-30/360             1,893,661.77            6.000000       1,104,721.08
  A12        12669D4P0        Senior            Fix-30/360            32,586,000.00            6.000000                  -
  A13        12669D4Q8        Senior            Fix-30/360             8,142,510.00            6.000000                  -
  A14        12669D4R6       Strip PO           Fix-30/360             1,322,137.90            0.000000          46,261.24
  A15        12669D4S4       Strip PO           Fix-30/360               531,000.00            0.000000                  -
  A16        12669D4T2        Senior            Var-30/360            74,828,578.54            1.870000         202,592.57
  A17        12669D4U9        Senior            Var-30/360               885,970.37            1.870000           2,398.70
  A18        12669D4V7        Senior            Var-30/360            39,344,866.59            1.870000         106,523.17
  A19        12669D4W5       Strip IO           Var-30/360           115,059,415.50            6.130000                  -
  A20        12669D4X3        Senior            Fix-30/360           157,082,147.49            4.125000         425,287.72
  A21        12669D4Y1        Senior            Fix-30/360             2,230,889.35            4.125000           6,039.96
  A22        12669D7M4        Senior            Fix-30/360            13,830,000.00            5.750000                  -
  A23        12669D4Z8        Senior            Fix-30/360             9,269,487.62            6.000000       2,234,398.50
  A24        12669D5A2        Senior            Fix-30/360            52,000,000.00            6.000000                  -
  A25        12669D5B0        Senior            Fix-30/360            10,000,000.00            6.000000                  -
  A26        12669D5C8        Senior            Fix-30/360            25,293,000.00            6.000000                  -
  A27        12669D5D6        Senior            Fix-30/360                20,000.00            6.000000                  -
  A28        12669D5E4       Strip PO           Fix-30/360             4,199,238.59            0.000000          97,147.76
  A29        12669D5F1       Strip IO           Fix-30/360             2,236,862.69            5.000000                  -
  A30        12669D5G9       Strip IO           Fix-30/360            12,534,000.00            5.000000                  -
  A31        12669D5H7        Senior            Fix-30/360            63,000,000.00            5.500000                  -
  A32        12669D5J3        Senior            Fix-30/360             7,000,000.00            5.500000                  -
  A33        12669EBF2       Strip IO           Fix-30/360             3,043,478.26            5.750000                  -
   X         12669D5K0       Strip IO           Fix-30/360           391,908,144.37            0.271639                  -
  PO         12669D5L8       Strip PO           Fix-30/360             4,761,514.52            0.000000           7,793.17
  AR         12669D5M6        Senior            Fix-30/360                        -            5.750000                  -
------------------------------------------------------------------------------------------------------------------------------
   M         12669D5N4        Junior            Fix-30/360             9,444,040.88            5.750000           9,256.29
  B1         12669D5P9        Junior            Fix-30/360             4,197,351.50            5.750000           4,113.91
  B2         12669D5Q7        Junior            Fix-30/360             2,448,455.04            5.750000           2,399.78
  B3         12669EBG0        Junior            Fix-30/360             1,399,117.17            5.750000           1,371.30
  B4         12669EBH8        Junior            Fix-30/360             1,049,337.88            5.750000           1,028.48
  B5         12669EBJ4        Junior            Fix-30/360             1,399,652.50            5.750000           1,371.83
------------------------------------------------------------------------------------------------------------------------------
Totals                                                               697,819,998.84                           4,880,480.62
------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------
                                                     Current                       Cumulative
                Interest              Total         Realized         Ending        Realized
 Class        Distribution         Distribution      Losses          Balance          Losses
---------------------------------------------------------------------------------------------
  A1             47,102.35          142,146.90         -       30,131,059.93              -
  A2            154,405.02          154,405.02         -       30,131,059.93              -
  A3             49,834.22          107,553.58         -       14,892,546.51              -
  A4            161,126.83          388,541.11         -       48,110,633.26              -
  A5             35,220.00           35,220.00         -       10,566,000.00              -
  A6             70,100.00           70,100.00         -       16,824,000.00              -
  A7              4,882.71            4,882.71         -        1,019,000.00              -
  A8             63,070.63           91,828.08         -       13,133,808.26              -
  A9            120,082.45          338,921.96         -       24,841,845.71              -
  A10                    -                   -         -        9,559,961.99              -
  A11             9,468.31        1,114,189.39         -          788,940.70              -
  A12           162,930.00          162,930.00         -       32,586,000.00              -
  A13                    -                   -         -        8,183,222.55              -
  A14                    -           46,261.24         -        1,275,876.66              -
  A15                    -                   -         -          531,000.00              -
  A16           116,607.87          319,200.43         -       74,625,985.97              -
  A17             1,380.64            3,779.33         -          883,571.67              -
  A18            61,312.42          167,835.59         -       39,238,343.42              -
  A19           587,761.85          587,761.85         -      114,747,901.07              -
  A20           539,969.88          965,257.60         -      156,656,859.78              -
  A21             7,668.68           13,708.64         -        2,224,849.40              -
  A22            66,268.75           66,268.75         -       13,830,000.00              -
  A23            46,347.44        2,280,745.94         -        7,035,089.12              -
  A24           260,000.00          260,000.00         -       52,000,000.00              -
  A25            50,000.00           50,000.00         -       10,000,000.00              -
  A26           126,465.00          126,465.00         -       25,293,000.00              -
  A27               100.00              100.00         -           20,000.00              -
  A28                    -           97,147.76         -        4,102,090.83              -
  A29             9,320.26            9,320.26         -        2,179,835.96              -
  A30            52,225.00           52,225.00         -       12,534,000.00              -
  A31           288,750.00          288,750.00         -       63,000,000.00              -
  A32            32,083.33           32,083.33         -        7,000,000.00              -
  A33            14,583.33           14,583.33         -        3,043,478.26              -
   X             88,714.59           88,714.59         -      387,977,644.39              -
  PO                     -            7,793.17         -        4,753,721.35              -
  AR                  0.31                0.31         -                   -              -
--------------------------------------------------------------------------------------------
   M             45,252.70           54,508.99         -        9,434,784.59              -
  B1             20,112.31           24,226.22         -        4,193,237.59              -
  B2             11,732.18           14,131.96         -        2,446,055.26              -
  B3              6,704.10            8,075.41         -        1,397,745.86              -
  B4              5,028.08            6,056.55         -        1,048,309.40              -
  B5              6,706.67            8,078.50         -        1,398,280.67              -
--------------------------------------------------------------------------------------------
Totals        3,323,317.91        8,203,798.50         -      693,025,820.48              -
--------------------------------------------------------------------------------------------



                                                             Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                                Original          Beginning            Scheduled                        Unscheduled        Net
                              Certificate        Certificate           Principal           Accretion     Principal       Principal
 Class        Cusip              Balance           Balance              Balance            Principal    Adjustments    Distribution
------------------------------------------------------------------------------------------------------------------------------------
  A1         12669D4C9        30,308,000.00       30,226,104.48        95,044.55                   -            -        95,044.55
  A2         12669D4D7        30,308,000.00       30,226,104.48                -                   -            -                -
  A3         12669D4E5        15,000,000.00       14,950,265.88        57,719.36                   -            -        57,719.36
  A4         12669D4F2        48,534,000.00       48,338,047.55       227,414.29                   -            -       227,414.29
  A5         12669D4G0        10,566,000.00       10,566,000.00                -                   -            -                -
  A6         12669D4H8        16,824,000.00       16,824,000.00                -                   -            -                -
  A7         12669D4J4         1,019,000.00        1,019,000.00                -                   -            -                -
  A8         12669D4K1        13,181,000.00       13,162,565.71        28,757.45                   -            -        28,757.45
  A9         12669D4L9        25,217,000.00       25,060,685.22       218,839.51                   -            -       218,839.51
  A10        12669D4M7         9,469,000.00        9,514,372.29                -           45,589.70            -                -
  A11        12669D4N5         2,230,000.00        1,893,661.77     1,104,721.08                   -            -     1,104,721.08
  A12        12669D4P0        32,586,000.00       32,586,000.00                -                   -            -                -
  A13        12669D4Q8         8,102,000.00        8,142,510.00                -           40,712.55            -                -
  A14        12669D4R6         1,335,000.00        1,322,137.90        46,261.24                   -            -        46,261.24
  A15        12669D4S4           531,000.00          531,000.00                -                   -            -                -
  A16        12669D4T2        75,000,000.00       74,828,578.54       202,592.57                   -            -       202,592.57
  A17        12669D4U9           888,000.00          885,970.37         2,398.70                   -            -         2,398.70
  A18        12669D4V7        39,435,000.00       39,344,866.59       106,523.17                   -            -       106,523.17
  A19        12669D4W5       115,323,000.00      115,059,415.50                -                   -            -                -
  A20        12669D4X3       157,442,000.00      157,082,147.49       425,287.72                   -            -       425,287.72
  A21        12669D4Y1         2,236,000.00        2,230,889.35         6,039.96                   -            -         6,039.96
  A22        12669D7M4        13,830,000.00       13,830,000.00                -                   -            -                -
  A23        12669D4Z8        10,000,000.00        9,269,487.62     2,234,398.50                   -            -     2,234,398.50
  A24        12669D5A2        52,000,000.00       52,000,000.00                -                   -            -                -
  A25        12669D5B0        10,000,000.00       10,000,000.00                -                   -            -                -
  A26        12669D5C8        25,293,000.00       25,293,000.00                -                   -            -                -
  A27        12669D5D6            20,000.00           20,000.00                -                   -            -                -
  A28        12669D5E4         4,231,000.00        4,199,238.59        97,147.76                   -            -        97,147.76
  A29        12669D5F1         2,286,000.00        2,236,862.69                -                   -            -                -
  A30        12669D5G9        12,534,000.00       12,534,000.00                -                   -            -                -
  A31        12669D5H7        63,000,000.00       63,000,000.00                -                   -            -                -
  A32        12669D5J3         7,000,000.00        7,000,000.00                -                   -            -                -
  A33        12669EBF2         3,043,478.00        3,043,478.26                -                   -            -                -
   X         12669D5K0       412,066,486.00      391,908,144.37                -                   -            -                -
  PO         12669D5L8         4,772,364.33        4,761,514.52         7,793.17                   -            -         7,793.17
  AR         12669D5M6               100.00                   -                -                   -            -                -
------------------------------------------------------------------------------------------------------------------------------------
   M         12669D5N4         9,450,000.00        9,444,040.88         9,256.29                   -            -         9,256.29
  B1         12669D5P9         4,200,000.00        4,197,351.50         4,113.91                   -            -         4,113.91
  B2         12669D5Q7         2,450,000.00        2,448,455.04         2,399.78                   -            -         2,399.78
  B3         12669EBG0         1,400,000.00        1,399,117.17         1,371.30                   -            -         1,371.30
  B4         12669EBH8         1,050,000.00        1,049,337.88         1,028.48                   -            -         1,028.48
  B5         12669EBJ4         1,400,535.67        1,399,652.50         1,371.83                   -            -         1,371.83
------------------------------------------------------------------------------------------------------------------------------------
Totals                       700,000,000.00      697,819,998.84     4,880,480.62           86,302.25            -     4,880,480.62
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                Current        Ending               Ending
               Realized      Certificate          Certificate
 Class          Lossses        Balance              Factor
--------------------------------------------------------------
  A1                 -    30,131,059.93       0.99416193497
  A2                 -    30,131,059.93       0.99416193497
  A3                 -    14,892,546.51       0.99283643421
  A4                 -    48,110,633.26       0.99127690406
  A5                 -    10,566,000.00       1.00000000000
  A6                 -    16,824,000.00       1.00000000000
  A7                 -     1,019,000.00       1.00000000000
  A8                 -    13,133,808.26       0.99641971474
  A9                 -    24,841,845.71       0.98512296101
  A10                -     9,559,961.99       1.00960629340
  A11                -       788,940.70       0.35378506513
  A12                -    32,586,000.00       1.00000000000
  A13                -     8,183,222.55       1.01002500000
  A14                -     1,275,876.66       0.95571285606
  A15                -       531,000.00       1.00000000000
  A16                -    74,625,985.97       0.99501314628
  A17                -       883,571.67       0.99501314628
  A18                -    39,238,343.42       0.99501314628
  A19                -   114,747,901.07       0.99501314628
  A20                -   156,656,859.78       0.99501314628
  A21                -     2,224,849.40       0.99501314628
  A22                -    13,830,000.00       1.00000000000
  A23                -     7,035,089.12       0.70350891231
  A24                -    52,000,000.00       1.00000000000
  A25                -    10,000,000.00       1.00000000000
  A26                -    25,293,000.00       1.00000000000
  A27                -        20,000.00       1.00000000000
  A28                -     4,102,090.83       0.96953222204
  A29                -     2,179,835.96       0.95355903543
  A30                -    12,534,000.00       1.00000000000
  A31                -    63,000,000.00       1.00000000000
  A32                -     7,000,000.00       1.00000000000
  A33                -     3,043,478.26       1.00000008571
   X                 -   387,977,644.39       0.94154137153
  PO                 -     4,753,721.35       0.99609355487
  AR                 -                -       0.00000000000
------------------------------------------------------------
   M                 -     9,434,784.59       0.99838990322
  B1                 -     4,193,237.59       0.99838990322
  B2                 -     2,446,055.26       0.99838990322
  B3                 -     1,397,745.86       0.99838990322
  B4                 -     1,048,309.40       0.99838990322
  B5                 -     1,398,280.67       0.99838990322
------------------------------------------------------------
Totals               -   693,025,820.48
------------------------------------------------------------


                                                        Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
            Beginning      Pass        Accrued      Cumulative                  Total         Net       Unscheduled
           Certificate   Through       Optimal        Unpaid      Deferred    Interest    Prepayment      Interest        Interest
Class        Balance     Rate (%)      Interest      Interest     Interest       Due     Int Shortfall   Adjustment         Paid
-----------------------------------------------------------------------------------------------------------------------------------
  A1    30,226,104.48   1.870000      47,102.35         -             -       47,102.35            -           -          47,102.35
  A2    30,226,104.48   6.130000     154,405.02         -             -      154,405.02            -           -         154,405.02
  A3    14,950,265.88   4.000000      49,834.22         -             -       49,834.22            -           -          49,834.22
  A4    48,338,047.55   4.000000     161,126.83         -             -      161,126.83            -           -         161,126.83
  A5    10,566,000.00   4.000000      35,220.00         -             -       35,220.00            -           -          35,220.00
  A6    16,824,000.00   5.000000      70,100.00         -             -       70,100.00            -           -          70,100.00
  A7     1,019,000.00   5.750000       4,882.71         -             -        4,882.71            -           -           4,882.71
  A8    13,162,565.71   5.750000      63,070.63         -             -       63,070.63            -           -          63,070.63
  A9    25,060,685.22   5.750000     120,082.45         -             -      120,082.45            -           -         120,082.45
  A10    9,514,372.29   5.750000              -         -     45,589.70       45,589.70            -           -                  -
  A11    1,893,661.77   6.000000       9,468.31         -             -        9,468.31            -           -           9,468.31
  A12   32,586,000.00   6.000000     162,930.00         -             -      162,930.00            -           -         162,930.00
  A13    8,142,510.00   6.000000              -         -     40,712.55       40,712.55            -           -                  -
  A14    1,322,137.90   0.000000              -         -             -               -            -           -                  -
  A15      531,000.00   0.000000              -         -             -               -            -           -                  -
  A16   74,828,578.54   1.870000     116,607.87         -             -      116,607.87            -           -         116,607.87
  A17      885,970.37   1.870000       1,380.64         -             -        1,380.64            -           -           1,380.64
  A18   39,344,866.59   1.870000      61,312.42         -             -       61,312.42            -           -          61,312.42
  A19  115,059,415.50   6.130000     587,761.85         -             -      587,761.85            -           -         587,761.85
  A20  157,082,147.49   4.125000     539,969.88         -             -      539,969.88            -           -         539,969.88
  A21    2,230,889.35   4.125000       7,668.68         -             -        7,668.68            -           -           7,668.68
  A22   13,830,000.00   5.750000      66,268.75         -             -       66,268.75            -           -          66,268.75
  A23    9,269,487.62   6.000000      46,347.44         -             -       46,347.44            -           -          46,347.44
  A24   52,000,000.00   6.000000     260,000.00         -             -      260,000.00            -           -         260,000.00
  A25   10,000,000.00   6.000000      50,000.00         -             -       50,000.00            -           -          50,000.00
  A26   25,293,000.00   6.000000     126,465.00         -             -      126,465.00            -           -         126,465.00
  A27       20,000.00   6.000000         100.00         -             -          100.00            -           -             100.00
  A28    4,199,238.59   0.000000              -         -             -               -            -           -                  -
  A29    2,236,862.69   5.000000       9,320.26         -             -        9,320.26            -           -           9,320.26
  A30   12,534,000.00   5.000000      52,225.00         -             -       52,225.00            -           -          52,225.00
  A31   63,000,000.00   5.500000     288,750.00         -             -      288,750.00            -           -         288,750.00
  A32    7,000,000.00   5.500000      32,083.33         -             -       32,083.33            -           -          32,083.33
  A33    3,043,478.26   5.750000      14,583.33         -             -       14,583.33            -           -          14,583.33
   X   391,908,144.37   0.271639      88,714.59         -             -       88,714.59            -           -          88,714.59
  PO     4,761,514.52   0.000000              -         -             -               -            -           -                  -
  AR                -   5.750000              -         -             -               -            -           -               0.31
------------------------------------------------------------------------------------------------------------------------------------
   M     9,444,040.88   5.750000      45,252.70         -             -       45,252.70            -           -          45,252.70
  B1     4,197,351.50   5.750000      20,112.31         -             -       20,112.31            -           -          20,112.31
  B2     2,448,455.04   5.750000      11,732.18         -             -       11,732.18            -           -          11,732.18
  B3     1,399,117.17   5.750000       6,704.10         -             -        6,704.10            -           -           6,704.10
  B4     1,049,337.88   5.750000       5,028.08         -             -        5,028.08            -           -           5,028.08
  B5     1,399,652.50   5.750000       6,706.67         -             -        6,706.67            -           -           6,706.67
------------------------------------------------------------------------------------------------------------------------------------
Totals 697,819,998.84              3,323,317.60         -     86,302.25    3,409,619.85            -           -       3,323,317.91
------------------------------------------------------------------------------------------------------------------------------------


                                                Current Payment Information
                                                      Factors per $1,000
-------------------------------------------------------------------------------------------------------------------------
                              Original     Beginning Cert.                                       Ending Cert.      Pass
                            Certificate       Notional       Principal         Interest           Notional       Through
 Class        Cusip           Balance         Balance       Distribution     Destribution          Balance         Cert.
-------------------------------------------------------------------------------------------------------------------------
  A1       12669D4C9     30,308,000.00     997.297890821      3.135955853    1.554122547       994.161934968    1.870000
  A2       12669D4D7     30,308,000.00     997.297890821      0.000000000    5.094530059       994.161934968    6.130000
  A3       12669D4E5     15,000,000.00     996.684391700      3.847957490    3.322281306       992.836434211    4.000000
  A4       12669D4F2     48,534,000.00     995.962573649      4.685669585    3.319875245       991.276904064    4.000000
  A5       12669D4G0     10,566,000.00    1000.000000000      0.000000000    3.333333333      1000.000000000    4.000000
  A6       12669D4H8     16,824,000.00    1000.000000000      0.000000000    4.166666667      1000.000000000    5.000000
  A7       12669D4J4      1,019,000.00    1000.000000000      0.000000000    4.791666667      1000.000000000    5.750000
  A8       12669D4K1     13,181,000.00     998.601449814      2.181735073    4.784965280       996.419714741    5.750000
  A9       12669D4L9     25,217,000.00     993.801214194      8.678253185    4.761964151       985.122961009    5.750000
  A10      12669D4M7      9,469,000.00    1004.791666667      0.000000000    0.000000000      1009.606293403    5.750000
  A11      12669D4N5      2,230,000.00     849.175682639    495.390617511    4.245878413       353.785065129    6.000000
  A12      12669D4P0     32,586,000.00    1000.000000000      0.000000000    5.000000000      1000.000000000    6.000000
  A13      12669D4Q8      8,102,000.00    1005.000000000      0.000000000    0.000000000      1010.025000000    6.000000
  A14      12669D4R6      1,335,000.00     990.365470519     34.652614462    0.000000000       955.712856057    0.000000
  A15      12669D4S4        531,000.00    1000.000000000      0.000000000    0.000000000      1000.000000000    0.000000
  A16      12669D4T2     75,000,000.00     997.714380493      2.701234214    1.554771576       995.013146279    1.870000
  A17      12669D4U9        888,000.00     997.714380493      2.701234214    1.554771576       995.013146279    1.870000
  A18      12669D4V7     39,435,000.00     997.714380493      2.701234214    1.554771576       995.013146279    1.870000
  A19      12669D4W5    115,323,000.00     997.714380493      0.000000000    5.096657627       995.013146279    6.130000
  A20      12669D4X3    157,442,000.00     997.714380493      2.701234214    3.429643183       995.013146279    4.125000
  A21      12669D4Y1      2,236,000.00     997.714380493      2.701234214    3.429643183       995.013146279    4.125000
  A22      12669D7M4     13,830,000.00    1000.000000000      0.000000000    4.791666667      1000.000000000    5.750000
  A23      12669D4Z8     10,000,000.00     926.948762177    223.439849867    4.634743811       703.508912310    6.000000
  A24      12669D5A2     52,000,000.00    1000.000000000      0.000000000    5.000000000      1000.000000000    6.000000
  A25      12669D5B0     10,000,000.00    1000.000000000      0.000000000    5.000000000      1000.000000000    6.000000
  A26      12669D5C8     25,293,000.00    1000.000000000      0.000000000    5.000000000      1000.000000000    6.000000
  A27      12669D5D6         20,000.00    1000.000000000      0.000000000    5.000000000      1000.000000000    6.000000
  A28      12669D5E4      4,231,000.00     992.493167632     22.960945595    0.000000000       969.532222037    0.000000
  A29      12669D5F1      2,286,000.00     978.505111549      0.000000000    4.077104631       953.559035433    5.000000
  A30      12669D5G9     12,534,000.00    1000.000000000      0.000000000    4.166666667      1000.000000000    5.000000
  A31      12669D5H7     63,000,000.00    1000.000000000      0.000000000    4.583333333      1000.000000000    5.500000
  A32      12669D5J3      7,000,000.00    1000.000000000      0.000000000    4.583333333      1000.000000000    5.500000
  A33      12669EBF2      3,043,478.00    1000.000085714      0.000000000    4.791667077      1000.000085714    5.750000
   X       12669D5K0    412,066,486.00     951.079880760      0.000000000    0.215291928       941.541371530    0.271639
  PO       12669D5L8      4,772,364.33     997.726533590      1.632978722    0.000000000       996.093554868    0.000000
  AR       12669D5M6            100.00       0.000000000      0.000000000    3.122779363         0.000000000    5.750000
-------------------------------------------------------------------------------------------------------------------------
   M       12669D5N4      9,450,000.00     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
  B1       12669D5P9      4,200,000.00     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
  B2       12669D5Q7      2,450,000.00     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
  B3       12669EBG0      1,400,000.00     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
  B4       12669EBH8      1,050,000.00     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
  B5       12669EBJ4      1,400,535.67     999.369404929      0.979501707    4.788645065       998.389903222    5.750000
-------------------------------------------------------------------------------------------------------------------------
Totals                  700,000,000.00     996.885712629      6.972115171    4.747597014       990.036886400
-------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212 815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2003-11

Pool Level Data
Distribution Date                                                     5/27/2003
Cut-off Date                                                           3/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360                               Begin              4/1/2003
                                                    End                5/1/2003
Number of Days in 30/360 Accrual Period                                      30


-------------------------------------------------------------------------------
  Collateral Information
-------------------------------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                 700,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                    697,819,998.84
Ending Aggregate Pool Stated Principal Balance                                       693,025,820.49

Beginning Aggregate Certificate Stated Principal Balance                             697,819,998.84
Ending Aggregate Certificate Stated Principal Balance                                693,025,820.49

Beginning Aggregate Loan Count                                                                 1491
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   8
Ending Aggregate Loan Count                                                                    1483

Beginning Weighted Average Loan Rate (WAC)                                                6.123494%
Ending Weighted Average Loan Rate (WAC)                                                   6.122760%

Beginning Net Weighted Average Loan Rate                                                  5.863323%
Ending Net Weighted Average Loan Rate                                                     5.862581%

Weighted Average Maturity (WAM) (Months)                                                        355

Servicer Advances                                                                                 -

Aggregate Pool Prepayment                                                              4,109,877.97
Pool Prepayment Rate                                                                     6.8495 CPR


-------------------------------------------------------------------------------
 Certificate Information
-------------------------------------------------------------------------------

Group 1
Senior Percentage                                                                    97.1231930044%
Senior Prepayment Percentage                                                        100.0000000000%

Subordinate Percentage                                                                2.8768069956%
Subordinate Prepayment Percentage                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                 -

Deposit
Payments of Interest and Principal                                                     8,348,728.89
Liquidation Proceeds                                                                              -
All Other Proceeds                                                                                -
Other Amounts                                                                                     -
Total Deposits                                                                         8,348,728.89

Withdrawals
Reimbursement of Servicer Advances                                                                -
Payment of Master Servicer Fees                                                          144,248.95
Payment of Sub Servicer Fees                                                                 681.46
Payment of Other Fees                                                                             -
Payment of Insurance Premium(s)                                                                   -
Payment of Personal Mortgage Insurance                                                       681.46
Other Permitted Withdrawal per the Pooling and Service Agreement                                  -
Payment of Principal and Interest                                                      8,203,798.49
Total Withdrawals                                                                      8,349,410.35

Ending Balance                                                                                    -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                  1,130.22
Compensation for Gross PPIS from Servicing Fees                                            1,130.22
Other Gross PPIS Compensation                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                               -

Master Servicing Fees Paid                                                               144,248.95
Personal Mortgage Insurance Fees Paid                                                        681.46
Other Fees Paid                                                                                   -
Total Fees                                                                               144,930.40


-------------------------------------------------------------------------------
        Delinquency Information
-------------------------------------------------------------------------------

Group 1

Delinquency                                 30-59 Days     60-89 Days    90+ Days            Totals
Scheduled Principal Balance              26,281,778.08     876,708.94           -     27,158,487.02
Percentage of Total Pool Balance             3.792323%      0.126505%   0.000000%         3.918828%
Number of Loans                                     49              2           0                51
Percentage of Total Loans                    3.304113%      0.134862%   0.000000%         3.438975%

Foreclosure
Scheduled Principal Balance                                                                       -
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                       -
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                 0.000000%

REO
Scheduled Principal Balance                                                                       -
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                 0.000000%

Book Value of all REO Loans                                                                       -
Percentage of Total Pool Balance                                                          0.000000%

Current Realized Losses                                                                           -
Additional Gains (Recoveries)/Losses                                                              -
Total Realized Losses                                                                             -


-------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------

Protection                                     Original               Current
Bankruptcy Loss                              100,000.00            100,000.00
Bankruptcy Percentage                         0.014286%             0.014429%
Credit/Fraud Loss                          7,000,000.00          7,000,000.00
Credit/Fraud Loss Percentage                  1.000000%             1.010063%
Special Hazard Loss                        7,000,000.00          6,978,199.99
Special Hazard Loss Percentage                1.000000%             1.006918%

Credit Support                                 Original               Current
Class A                                  680,049,464.33        673,107,407.11
Class A Percentage                           97.149923%            97.125877%

Class M                                    9,450,000.00          9,434,784.59
Class M Percentage                            1.350000%             1.361390%

Class B1                                   4,200,000.00          4,193,237.59
Class B1 Percentage                           0.600000%             0.605062%

Class B2                                   2,450,000.00          2,446,055.26
Class B2 Percentage                           0.350000%             0.352953%

Class B3                                   1,400,000.00          1,397,745.86
Class B3 Percentage                           0.200000%             0.201687%

Class B4                                   1,050,000.00          1,048,309.40
Class B4 Percentage                           0.150000%             0.151266%

Class B5                                   1,400,535.67          1,398,280.67
Class B5 Percentage                           0.200077%             0.201765%